EXHIBIT 99.1

ERICO International Corporation
Announces Record Second Quarter Results

SOLON, Ohio (August 4, 2004) ERICO International Corporation today reported results for the second quarter ended June 30, 2004.

Net sales in the quarter were $92.1 million, up $11.7 million, or 14.6%, from the prior-year period. The increase in net sales was due primarily to higher sales volumes. In the second quarter of 2004, the Company achieved its highest historical second quarter sales.

Gross profit in the quarter was $33.6 million, up $4.6 million, or 15.9%, from the prior-year period. The increase in gross profit was due primarily to higher sales volumes.

Operating expenses in the quarter were $20.9 million, up $0.6 million, or 3.0%, from the prior-year period. Operating expenses, as a percent of sales, declined from 25.2% for the second quarter of 2003 to 22.7% for the second quarter of 2004.

The Company generated EBITDA (a non-GAAP financial measure the Company defines as earnings before, taxes, depreciation and amortization) of $16.5 million in the second quarter of 2004, up $3.7 million, or 28.9%, from the second quarter of 2003. In the second quarter, the Company achieved its highest historical quarterly EBITDA. (See below for a reconciliation of EBITDA to net cash provided by operating activities computed in accordance with generally accepted accounting principles.)

YEAR-TO-DATE RESULTS

Net sales for the six months ended June 30, 2004 were $175.6 million, up $25.8 million, or 17.2%, from the prior-year period. The increase in net sales was due primarily to higher sales volumes. In the first six months of 2004, the Company achieved its highest historical first half sales.

Gross profit in the first half of 2004 was $63.4 million, up $9.4 million, or 17.4%, from the prior-year period. The increase in gross profit was due primarily to higher sales volumes.

Operating expenses in the first half of 2004 were $42.3 million, up $2.0 million, or 5.0%, from the prior-year period. Operating expenses, as a percent of sales, declined from 26.9% for the first half of 2003 to 24.1% for the first half of 2004.

The Company generated EBITDA of $27.6 million for the six months ended June 30, 2004, up $4.4 million, or 19%, for the first half of 2004. In the first six months of 2004, the Company achieved its highest historical first half EBITDA.

CONFERENCE CALL

The Company will hold a conference call at 12:00 p.m. (Eastern) on August 4, 2004 to provide an overview of the Company’s second quarter. Those interested in hearing the conference call may listen via telephone by dialing 1-800-982-3654 (the ID for the call is 524830).

The Company manufactures precision-engineered specialty metal products serving global niche product markets in a diverse range of electrical, commercial and industrial construction, utility and rail applications. The Company is headquartered in Solon, Ohio, USA, with a network of sales locations serving more than 25 countries and with manufacturing and distribution facilities worldwide. For more information, visit www.erico.com.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking information. In some cases, you can identify forward-looking statements by terminology such as “may” and “will,” or the negative of such terms or similar terminology. Forward-looking statements appearing herein include statements concerning plans and goals, and are based on current expectations. Actual results may differ materially from those projected in the forward-looking statements based upon changes in global, political, business and regulatory factors, including acts of war or terrorism. The Company is also subject to risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. In particular, see “Risk Factors” in the Company’s prospectus filed with the SEC on July 16, 2004 and available at www.sec.gov. This press release does not constitute an offer of any securities for sale.

ERICO International Corporation and Subsidiaries
Statements of Condensed Consolidated Income
(thousands of dollars)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2004	2003	2004	2003
Net sales	$92,112	$80,381	$175,562	$149,774
Cost of products sold	58,529	51,391	112,140	95,751

Gross profit	33,583	28,990	63,422	54,023

Operating expenses	20,915	20,327	42,265	40,320
Interest expense, net	3,857	3,511	7,347	6,261
Foreign exchange gain, net	(817)	(1,224)	(393)	(3,600)
Other (income) expense, net	57	(66)	1,282	(54)

Income before income taxes	9,571	6,442	12,921	11,096

Provision for income taxes	3,749	2,289	5,077	3,939

Net income	$5,822	$4,153	$7,844	$7,157

ERICO International Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(thousands of dollars)

	June 30,	December 31,
	2004	2003
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$3,215	$2,421
Trade accounts receivable, net	58,051	54,252
Inventories	51,990	45,513
Other current assets	9,622	7,745

Total current assets	122,878	109,931

Property, plant and equipment, net	55,141	60,630
Goodwill	105,237	105,194
Trademarks and other intangible assets	36,469	36,572
Other assets	15,211	11,440

Total assets	$334,936	$323,767

Liabilities and stockholder’s net investment

Current liabilities:
Trade accounts payable	$33,749	$29,607
Accrued compensation	8,711	9,216
Other accrued expenses	27,584	25,956

Total current liabilities	70,044	64,779
Long-term debt	166,715	140,920
Deferred income taxes	28,490	28,939
Other long-term liabilities	16,138	16,699

Stockholder’s net investment:
Common stock, $1.00 par value, authorized 1,500,000 shares, issued and outstanding 1 share	—	—
Parent company investment	55,512	72,668
Accumulated other comprehensive loss	(1,963)	(238)

Total stockholder’s net investment	53,549	72,430

Total liabilities and stockholder’s net investment	$334,936	$323,767

ERICO International Corporation and Subsidiaries
Statements of Condensed Consolidated Cash Flows
(thousands of dollars)
(unaudited)

	For the six months
	ended June 30,
	2004	2003
Net cash provided by (used in) operating activities	$6,398	$(110)

Investing activities
Acquisition payments, net of cash acquired	—	(3,329)
Capital expenditures	(1,000)	(2,532)

Net cash used in investing activities	(1,000)	(5,861)

Financing activities
Net transfers to parent company	(25,000)	—
Net borrowing (payments) on revolving line of credit	(23,200)	7,785
Borrowings from subordinated debt	121,500	—
Principal payments on long-term debt	(72,950)	(3,000)
Financing fees paid	(4,970)	—

Net cash (used in) provided by financing activities	(4,620)	4,785

Effect of exchange rate changes on cash and cash equivalents	16	(55)

Increase (decrease) in cash and cash equivalents	794	(1,241)

Cash and cash equivalents at beginning of period	2,421	3,374

Cash and cash equivalents at end of period	$3,215	$2,133

EBITDA is defined as net income plus income taxes, interest expense, net, and depreciation and amortization. EBITDA is presented in this manner because the Company believes it is a widely accepted financial indicator of a company’s ability to service and incur indebtedness. In addition, EBITDA is used in the Company’s financial debt covenants. Also, management uses EBITDA, among other financial measures, for planning and forecasting purposes. However, EBITDA should not be considered as an alternative to net cash provided by operating activities as a measure of liquidity in accordance with accounting principles generally accepted in the United States. Since EBITDA is not calculated identically by all companies, the Company’s method of computation may not be comparable to those disclosed by other companies. Below is a reconciliation of EBITDA to net cash provided by operating activities:

	For the three months		For the six months
	ended June 30,		ended June 30,
	2004	2003	2004	2003
Net cash provided by (used in) operating activities	$11,454	$7,753	$6,398	$(110)
Interest expense, net	3,857	3,511	7,347	6,261
Income taxes	3,749	2,289	5,077	3,939
Foreign exchange	817	1,224	393	3,600
Deferred taxes	253	66	458	799
Amortization of financing fees and discount on senior subordinated notes included in interest expense, net	(224)	(149)	(399)	(332)
Net changes in operating assets and liabilities	(3,440)	(1,887)	8,304	9,071

EBITDA	$16,466	$12,807	$27,578	$23,228

Contact:	Polly Bloom Investor Relations (440) 542-1304